Exhibit 99.1

For Immediate Release

Crown Media Holdings Files 8-K for Restatement of

Third Quarter 2005 Cash Flow Statement

Company Files Notice for Extension to File Annual Report

on Form 10-K with SEC

STUDIO CITY, CA. — March 14, 2006 - Crown Media Holdings, Inc. (NASDAQ: CRWN), owner and operator of Hallmark Channel, filed a Form 8-K Report today stating that it intends to restate one of its financial statements for the third quarter of 2005.  The Company’s independent auditors and Audit Committee of the Company’s Board of Directors determined that the presentation of a non-cash transaction in the statement of cash flows for the nine months ended September 30, 2005 related to a tax sharing arrangement with Hallmark Cards, Incorporated was not in accordance with GAAP.  The Company will reclassify the transaction as a non-cash transaction, revising the earlier treatment as a cash item in its Unaudited Condensed Consolidated Statement of Cash Flows in the third quarter 10-Q report for 2005.  The Company expects that this restatement will not result in any change in the Unaudited Condensed Consolidated Balance Sheet as of September 30, 2005, and Unaudited Condensed Statements of Operations and Comprehensive Loss for the three and nine months ended September 30, 2005.

As a result of a review related to the above matter and other steps required to finalize the Company’s financial statements for the year ended December 31, 2005, the Company expects to file a notice with the Securities and Exchange Commission that extends the period in which it may file its Annual Report on Form 10-K for the year ended December 31, 2005.  The extension provided under Rule 12b-25 allows the Company to file its Annual Report on Form 10-K on or before March 31, 2006.  The Company expects to file its Form 10-K for the year ended December 31, 2005, and conduct a conference call with investors no later than March 31, 2006.

About Crown Media Holdings

Crown Media Holdings, Inc. (NASDAQ: CRWN) owns and operates cable television channels dedicated to high quality, broad appeal, entertainment programming.  The Company currently operates and distributes the Hallmark Channel in the U.S. to 72 million subscribers.  The program service is distributed through 5,200 cable systems and communities as well as direct-to-home satellite services across the country.   In 2005, Crown launched its second 24-hour linear channel, Hallmark Movie Channel.  Through its subsidiary, Crown Media Distribution, LLC, Crown also distributes titles in the U.S. from its award-winning collection of movies, mini-series and films for exhibition in a variety of television media including broadcast, cable, video-on-demand and high definition television.  Significant investors in Crown Media Holdings include: Hallmark Entertainment Holdings, Inc., a subsidiary of Hallmark Cards, Incorporated, Liberty Media Corp., and J.P. Morgan Partners (BHCA), LP, each through their investments in Hallmark Entertainment Investments Co.; VISN Management Corp., a for-profit subsidiary of the National Interfaith Cable Coalition; and The DIRECTV Group, Inc.

Forward-looking Statements

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements.  Such risks and uncertainties include: finalization of the Company’s financial statements for the year ended December 31, 2005;competition for distribution of channels, viewers, advertisers, and the acquisition of programming; fluctuations in the availability of programming; fluctuations in demand for the programming Crown Media airs on its channels; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors stated in the Company’s 10-K Report for the year ended December 31, 2004 and its 10-Q Report for the Quarter ended September 30, 2005.  Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Mindy Tucker

IR Focus

914.725.8128

mindy@irfocusllc.com

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